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                            SCHEDULE 14A INFORMATION
                                 (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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
[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         ENTERTAINMENT PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                BRT REALTY TRUST
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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                                BRT REALTY TRUST
                              60 Cutter Mill Road
                                   Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                          (516) 466-3132 - Telecopier

BRT COMMENCES CASH TENDER OFFER FOR 1 MILLION SHARES OF EPR

GREAT NECK, N.Y., April 10, 2001 -- BRT Realty Trust (NYSE: BRT) announced today that it is commencing a cash tender offer to purchase up to 1,000,000 shares of beneficial interest of Entertainment Properties Trust (NYSE: EPR) for $18.00 per share. This represents a 29% premium to yesterday's closing price. BRT currently owns 1,355,600 shares, or approximately 9.2% of the outstanding shares of EPR.

Fredric H. Gould, BRT's Chairman and Chief Executive Officer, said, "BRT is making this offer to increase its investment in Entertainment Properties because we believe in the long-term value of EPR. The offer gives shareholders the chance to sell some of their shares at a significant premium and still retain an interest in EPR's future growth."

The tender offer is conditioned upon: (1) Fredric Gould's election and qualification to the Board of Trustees of EPR; and (2) the Board of Trustees granting BRT an unqualified exemption from the 9.8% ownership limitation in its Declaration of Trust and from the voting restrictions under Maryland law arising from BRT owning more than 10% of the shares. The offer is also subject to other customary conditions, but is not conditioned upon financing. The tender offer and withdrawal rights are scheduled to expire at 5:00 p.m., New York City time on Tuesday, May 15, 2001, unless extended.

BRT is currently soliciting proxies for the election of Mr. Gould to the Board of EPR at the upcoming shareholders' meeting, currently scheduled for May 9, 2001.

Georgeson Shareholder Communications Inc. is acting as Information Agent for the offer and Proxy Solicitor for the election of Mr. Gould.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

More detailed information pertaining to BRT's tender offer and proxy solicitation is set forth in BRT's tender offer statement, proxy statement and other filings to be made with the SEC. We urge shareholders to read BRT's tender offer statement, proxy statement and other relevant documents that have been and may be filed with the SEC because they do and will contain important information. Shareholders will be able to obtain a free copy of any filings containing information about BRT and EPR, without charge, at the SEC's Internet site (HTTP://WWW.SEC.GOV). Copies of any filings containing information about BRT can also be obtained, without charge, by directing a request to BRT Realty Trust, 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary
(516) 466-3100).

Certain information contained herein is forward-looking. The forward-looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg, Senior Vice President 516.466.3100.


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[BRT LETTERHEAD]
April 10, 2001

TO SHAREHOLDERS OF ENTERTAINMENT PROPERTIES TRUST (EPR)

Ladies and Gentlemen:
     We are EPR's largest shareholder and own approximately 9.2% of EPR's shares. We are making this offer to increase our investment in EPR because we believe in its long-term value. This offer will give you the chance to sell some of your shares at a premium to market and still retain an interest in EPR's future growth.
                               OUR PREMIUM OFFER
     Enclosed is our formal offer to buy up to 1 million shares of EPR for $18 per share. This is a 29% premium to yesterday's closing price. Our offer is subject to two important conditions.
     - Fredric H. Gould's election to EPR's Board of Trustees.
     - The Board granting us an unqualified exemption from EPR's 9.8% share ownership limitation and from the voting restriction arising from BRT owning more than 10% of the shares.
     The Board has previously refused to grant our requests for Board representation and an exemption from the 9.8% ownership limitation. Therefore, we were forced to take our case directly to shareholders. Hopefully, EPR's Board will grant the exemptions and allow shareholders to take advantage of this offer.
            TELL THE BOARD THAT YOU WANT TO ACCEPT OUR PREMIUM OFFER
     - Vote to elect Fred Gould, an experienced real estate executive, to the Board.
     - A vote for Fred Gould is a signal to the Board that it should waive the 9.8% ownership limit, protect our full voting rights and allow us to complete the offer.

                                    ACT NOW
     - Please sign and date the WHITE proxy card previously mailed to you and return it in the envelope provided.
     - If you need help to vote or need another WHITE proxy card, please call Georgeson Shareholder Communications at (800) 223-2064.

If anyone would like to speak to me personally, please feel free to call me at the above number.

Sincerely,

BRT REALTY TRUST

/s/ Frederic H. Gould
Fredric H. Gould
Chairman of the Board